CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm as the auditor to the predecessor fund under the caption “Financial Highlights” in the Prospectus of Invesco Van Kampen Capital Growth Fund and under the caption “Independent Registered Public Accounting Firm”, the auditor to the predecessor funds, and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen Technology Fund, May 18, 2010 for Van Kampen Mid Cap Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Utility Fund, and Van Kampen Value Opportunities Fund, August 21, 2009 for Van Kampen Capital Growth Fund, and February 19, 2010 for Van Kampen Comstock Fund and Van Kampen Enterprise Fund, in the Statement of Additional Information of AIM Sector Funds (Invesco Sector Funds) in this Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A No. 002-85905) of the AIM Sector Funds (Invesco Sector Funds).
ERNST & YOUNG LLP
Chicago, Illinois
October 22, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as auditor to the predecessor funds under the caption “Independent Registered Public Accounting Firm”, and to the incorporation by reference of our reports dated November 24, 2009, on U.S. Mid Cap Value Portfolio, U.S. Small Cap Value Portfolio, and Value Portfolio and February 25, 2010, on U.S. Small/Mid Cap Value Portfolio included in the Annual Reports to Shareholders for the fiscal years ended September 30, 2009 and December 31, 2009, respectively, in the Statement of Additional Information of AIM Sector Funds (Invesco Sector Funds) in this Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A No. 002-85905) of the AIM Sector Funds (Invesco Sector Funds).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 2010